AMENDED AND RESTATED BYLAWS

OF

omnitek engineering corp.
A CALIFORNIA CORPORATION

Adopted July 12, 2012

AMENDED AND RESTATED BY-LAWS
OF
OMNITEK ENGINEERING CORP.
A California Corporation

Table of Contents (Continued)
		PAGE
ARTICLE VIII. – INSPECTION OF CORPORATE RECORDS
8.1	Records	16
8.2	Inspection of Books and Records	16
8.3	Certification and Inspection of By-Laws	16

ARTICLE IX. – INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
AND OTHER AGENTS
9.1	Indemnification of Officers and Directors	16
9.2	Indemnification of Others	16
9.3	Payment of Expenses in Advance	16
9.4	Indemnity Not Exclusive	17
9.5	Insurance	17
9.6	Officers and Directors Contracts	17
9.7	Conflicts	17
9.8	Right to Bring Suit	18
9.9	Indemnity Agreements	18
9.10	Amendment, Repeal or Modification	18

ARTICLE XI. - AMENDMENTS TO BY-LAWS
10.1	By Shareholders	18
10.2	Power of Directors	18
10.3	Record of Amendments	18

AMENDED AND RESTATED BY-LAWS

OF

OMNITEK ENGINEERING CORP.
A California Corporation

ARTICLE I.

OFFICES

1.1           Principal Office.  The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.  If the principal executive office is located outside the State of California and the Corporation has one or more business office(s) in the State of California, the Board of Directors shall fix and designate a principal business office in the State of California.

1.2           Other Offices.  One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

ARTICLE II.

SHAREHOLDERS MEETINGS

2.1           Place of Meetings.  Meetings of the Shareholders shall be held at the principal executive office of the Corporation, in the State of California, unless some other appropriate and convenient location shall be designated for that purpose from time to time by the Board of Directors.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.

2.2           Annual Meeting.  The annual meeting of the shareholders shall be held within 180 days after the end of the Corporation’s fiscal year at such time as is designated by the Board of Directors and as provided for in the notice of the meeting.  Said annual meeting shall be held for the purpose of the election of Directors, for the making of reports of the affairs of this Corporation and for the transaction of such other business as may come before the meeting.

2.3           Special Meetings.

(a)           A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, by the President, by one or more shareholders holding shares which, in the aggregate, entitle them to cast not less than ten percent (10%) of the votes at any such meeting.

(b)           If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President or the Secretary of the Corporation. The officer receiving the request shall cause

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notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 2.4 of this Article II., that a meeting will be held at the time requested by the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

2.4           Notice of Meetings.  The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the shareholders (whether annual or special), to be mailed at least 10 but not more than 60 days prior to the meeting, to each shareholder of record entitled to vote.  The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted and no business other than that specified in the notice may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors or the other person or persons calling the meeting, at the time of giving the notice, intend to present for action by the shareholders. The notice of any meeting at which Directors are to be elected shall include the names of any nominees along with information regarding their backgrounds, which at the time of the notice, management intends to present for election.

2.5           Waiver of Notice.  Any shareholder may waive notice of any meeting of shareholders (however called or noticed, whether or not called or noticed, and whether before, during, or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.  Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether a waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

2.6           Fixing Record Date.  For the purpose of determining: (i) shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting; (ii) shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock; or (iii) shareholders of the Corporation for any other lawful purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date.  For any other purpose, the record date shall be the close of business on the date on which the resolution of the Board of Directors pertaining thereto is adopted.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.  Failure to comply with this section shall not affect the validity of any action taken at a meeting of shareholders.

2.7           Voting List.  The officers of the Corporation shall cause to be prepared from the share ledger, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during

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ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.  The original share ledger shall be the only evidence as to who are the shareholders entitled to examine the share ledger, the list required by this section, or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

2.8           Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business.  Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.9           Adjourned Meeting and Notice.   When any shareholders’ meeting, either annual or special, is adjourned for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

2.10           Vote Required.  When a quorum is present at any meeting, the vote of the holders of shares having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, other than the election of directors or unless the question is one on which by express provision of the California General Corporations Law (the “CGCL”) or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Subject to the provisions of Section 708 of the CGCL, every shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate that number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he wishes; but no shareholder shall be entitled to cumulate votes unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice of his intention to cumulate votes.  If any one shareholder has given such notice, all shareholders may so cumulate their votes for the candidates in nomination.  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

2.11           Voting of Shares.  Except as provided below with respect to cumulative voting and except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.  Any holders of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

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2.12           Proxies.  At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such shares, as the case may be, as shown on the share ledger of the Corporation or by his attorney thereunto duly authorized in writing.  Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the Corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting.  In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument on all persons so designated.  Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held, and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the Corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such shares and vote thereon.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by such person’s attendance at the meeting and voting in person; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted.  No proxy shall be voted or acted on after six months from its date, unless the proxy is coupled with an interest, or unless the proxy provides for a longer period not to exceed seven years.

2.13           Nomination of Directors.  Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which Directors are to be elected only by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at a meeting who complies with the notice procedures set forth in this Section.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered or mailed to and received at the registered office of the Corporation not less than 30 days prior to the date of the meeting; provided, in the event that less than 40 days’ notice of the date of the meeting is given or made to shareholders, to be timely, a shareholder’s notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed.  Such shareholder’s notice shall set forth (a) as to each person whom such shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person’s written consent to serve as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address of such shareholder as it appears on the Corporation’s books, and (ii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination that pertains to the nominee.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section.  The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

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2.14           Inspectors of Election.  There shall be appointed at least one inspector of the vote for each meeting of the shareholders. Such inspector(s) shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability.  Unless appointed in advance of any such meeting by the Board of Directors, such inspector(s) shall be appointed for the meeting by the presiding officer.  No Director or candidate for the office of Director shall be appointed as such inspector.  Such inspector(s) shall be responsible for tallying and certifying each vote required to be tallied and certified by them as provided in the resolution of the Board of Directors appointing them or in their appointment by the person presiding at such meeting, as the case may be.

2.15           Election of Directors.    In any election of Directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of Directors to be elected by such shares are elected.  Votes against the Directors and votes withheld with respect to the election of the Directors shall have no legal effect.  Elections of Directors need not be by ballot except upon demand made by a shareholder at the meeting and before the voting begins.

2.16           Cumulative Voting.  With respect to voting on the election of Directors, shareholders shall not be entitled to cumulate votes unless the candidates' names have been placed in nomination before the commencement of the voting and a shareholder has given notice at the meeting, and before the voting has begun, of his or her intention to cumulate votes.  If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates as he or she thinks fit.  In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors’ nominees as possible.

2.17           Business at Annual Meeting.  At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section.  For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered or mailed to and received at the registered offices of the Corporation not less than 30 days prior to the date of the annual meeting; provided, in the event that less than 40 days’ notice of the date of the meeting is given or made to shareholders, to be timely, a shareholder’s notice shall be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed.  A shareholder’s notice to the secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the matter desired to be brought before the annual meeting and the reasons for presenting such matter at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such matter, (c) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder, and (d) any material interest of such shareholder in such matter.  Notwithstanding anything in these By-laws to the contrary, no matter shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section.  The officer of the Corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a matter was not properly brought before the meeting in accordance with such provisions, and such matter shall not be presented or voted on by the shareholders.

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2.18           Business at Special Meeting.  At any special meeting of the shareholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

2.19           Action by Written Consent of Shareholders.  Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

2.20           Procedure for Meetings.  Meeting of the shareholders shall be conducted pursuant to such reasonable rules of conduct and protocol as the Board of Directors or the officer of the Corporation or other person presiding at the meeting may prescribe or, if no such rules are prescribed, in accordance with the most recent published edition of Robert’s Rules of Order.

ARTICLE III.

DIRECTORS

3.1           Powers.  Subject to the provisions of the CGCL and any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

3.2           Standard of Care.  Each Director shall exercise such powers and otherwise perform such duties in good faith, in the manner such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

3.3           Number and Qualification.  The Board of Directors of the Corporation shall consist of such number, not less than one (1) or more than five (5) persons, the exact number of Directors which shall be fixed from time to time by a vote of a majority of the Board of Directors or by the shareholders at the annual meeting of the shareholders or a special meeting called for such purpose, which resolution shall be incorporated by this reference into and shall be a part of these By-laws.  Each Director elected shall hold office until his or her successor is elected and qualified.  No decrease in the number of Directors shall shorten the term of any incumbent Director.  Directors need not be residents of the state of incorporation or shareholders of the Corporation.

3.4           Election and Term of Office.  The Directors shall be elected at each annual meeting of shareholders, but, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

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3.5           Vacancies.  A vacancy or vacancies on the Board of Directors shall exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any annual meeting of shareholders at which any Director is elected, to elect the full number of Directors to be voted for at that meeting.  The Board of Directors may declare vacant the office of a Director if he or she is declared of unsound mind by an order of court or convicted of a felony or if, within 60 days after notice of his or her election, he or she does not accept the office.

Any vacancy in the Board of Directors, except for a vacancy created by the removal of a Director provided in Section 3.6, may be filled by a majority of the Directors present at a meeting at which a quorum is present, or if the number of Directors then in office is less than a quorum, (a) by the unanimous written consent of the Directors then in office, (b) by the vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice in compliance with these By-laws, or (c) by a sole remaining Director. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. A vacancy in the Board of Directors created by the removal of a Director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of all of the holders of the outstanding shares. Each Director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders.

3.6           Removal. The entire Board of Directors or any individual Director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares entitled to vote; provided that, unless the entire Board of Directors is removed, no Director shall be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively (without regard to whether such shares may be voted cumulatively) at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and either the number of Directors elected at the most recent annual meeting of shareholders, or if greater, the number of Directors for whom removal is being sought, were then being elected.  If any or all Directors are so removed, new Directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation of this Corporation, the provisions of this Section 3.6 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

3.7           Resignation.  Any Director may resign effective upon giving written notice to the Chairman of the Board (if there be such an officer appointed), the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

3.8           Effect of Reduction in Number of Directors.  No reduction of the fixed number of Directors shall have the effect of removing any Director prior to the expiration of the Director’s term of office.

3.9           Place of Meetings.  Meetings (whether regular, special or adjourned) of the Board of Directors of this Corporation shall be held at the principal office of this Corporation, or at any other place within or without the State which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting.

Adopted July 12 2012

3.10           Regular Meeting.  The Board of Directors shall hold a regular meeting immediately after the adjourned of each annual meeting of the shareholders, and at the place where such meeting is held, or at such other place as shall be fixed by the Board of Directors, for the purpose of election of officers of the Corporation and the transaction of other business. Notice of such meeting is hereby dispensed with.

3.11           Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, or the President, or the Secretary or by any two or more Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them.

3.12           Notice of Special Meetings. Notice of the time and place of special meetings shall be delivered personally either by telephone, facsimile or by email to each Director, or sent by first class mail or telegram, charges prepaid, addressed to each Director at his or her address.  In case such notice is delivered personally by email, or by telephone, facsimile or telegram, it shall be delivered at least forty eight (48) hours prior to the time of the holding of the meeting.  In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director.  Each Director shall register his or her address and telephone number(s) with the secretary for purpose of receiving notices.  Notice will be sent by facsimile or email to only those Directors who have provided their written consent to receive notice by one or either of those methods and acknowledge that the transmission report/sent date shall be sufficient and conclusive evidence of the giving of such notice.  Any Director may waive notice of any meeting.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  An entry of the service of notice given in the manner and at the time provided for in this Section may be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at a subsequent meeting of the Board of Directors, shall be conclusive on the issue of notice.

3.13            Quorum.  A majority of the Board of Directors shall constitute a quorum of the Board of Directors for the transaction of business.

3.14           Manner of Acting.  The act or decision of a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors subject to (a) provisions of law relating to interested Directors and (b) indemnification of agents of this Corporation.  A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.15           Attendance by Conference Telephone.  Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can hear one another.  Participation in a meeting pursuant to this Section 3.15 constitutes presence in person at such meeting.

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3.16           Waiver of Notice and Consent.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.17           Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

3.18           Action by Written Consent Without a Meeting.  Any action required or permitted by law to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such Directors.

3.19           Notice of Adjournment.  If less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.  Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

3.20           Compensation.  The Directors and members of committees shall be compensated for their services in such amounts and manner and shall be reimbursed their expenses as authorized from time to time by resolution of the Board of Directors or a duly constituted committee thereof.  No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.21           Committees.  Committees of the Board may be appointed by resolution passed by a majority of the whole Board.  Committees shall be composed of two or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors. The provisions of this Article III., shall also apply to committees of the Board of Directors and action by such committees, mutatis mutandis.

3.22           Advisory Directors.  The Board of Directors from time to time may elect one or more persons to be Advisory Directors who by such appointment shall not be members of the Board of Directors.  Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board.  The period during which the title shall be held may be prescribed by the Board of Directors.  If no period is prescribed, the title shall be held at the pleasure of the Board.

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ARTICLE IV.

OFFICERS

4.1           Officers.  The officers of the Corporation shall consist of the President, the Secretary and a Chief Financial Officer, and each of them shall be appointed by the Board of Directors. The Corporation may also have a Chairman of the Board, Treasurer, one or more Vice-Presidents, a Controller, one or more Assistant Secretaries and Assistant Treasurers and such other officers as may be appointed by the Board of Directors or with authorization from the Board of Directors by the President. The order of the seniority of the Vice-Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. Any two or more of such offices may be held by the same person. The Board of Directors shall designate one officer as the chief financial officer of the Corporation. In the absence of such designation, the Treasurer shall be the chief financial officer. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these By-laws or as the Board of Directors may from time to time determine.

4.2           Appointment and Removal.  All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected, and until their successors are elected; provided that all officers, as well as any other employee or agent of the Corporation, may be removed at any time at the pleasure of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, and upon the removal, resignation, death or incapacity of any officer, the Board of Directors or the President, in cases where he or she has been vested by the Board of Directors with power to appoint, may declare such office vacant and fill such vacancy. Nothing in these By-laws shall be construed as creating any kind of contractual right to employment with the Corporation.

4.3           Resignation.                                Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

4.5           The Chairman of the Board.  The Chairman of the Board, if there be such an officer appointed, shall preside at all meetings of the shareholders and all meetings of the Board of Directors, and shall be a member of the executive committee, if any.

4.6           President.
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the Corporation and shall perform all the duties commonly incident to that office. The President shall have authority to execute in the name of the Corporation bonds, contracts, deeds, leases and other written instruments to be executed by the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the

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Chairman of the Board or if there is none, at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time determine.

4.7           Vice Presidents.
In the absence or disability of the Chairman, the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chairman, the Chief Executive Officer or the President.

4.8           Chief Financial Officer.
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Shareholders of the Corporation such financial statements and reports as are by law or these By-laws required to be sent to them.  The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and Directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

4.9           Secretary.
The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and Shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at Shareholders’ meetings, and the proceedings.  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share ledger, or a duplicate share ledger, showing the names of all Shareholders and their addresses, the numbers and classes of shares held by each, the number and dates of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board required by the By-laws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

4.10           Salaries.  The salaries and other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed by the Board of Directors.  No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a Director of the Corporation.

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ARTICLE VI.

EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
AND DEPOSIT OF CORPORATE FUNDS

5.1           Execution of Instruments.  Subject to any limitation contained in the Articles of Incorporation or these By-laws, the president may, in the name and on behalf of the Corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors.  The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these By-laws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the Corporation; any such authorization may be general or confined to specific instances.

5.2           Loans.  No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the Corporation, unless and except as authorized by the Board of Directors.  Any such authorization may be general or confined to specific instances.

5.3           Deposits.  All monies of the Corporation shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

5.4           Checks, Drafts, Etc.  All checks, drafts, notes, acceptances, endorsements, and, subject to the provisions of these By-laws, evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

5.5           Bonds and Debentures.  Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the president or by the secretary of the Corporation.  The seal may be a facsimile, engraved or printed.  Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation, or other trustee designated by an indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation’s officers named thereon may be a facsimile.  In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

5.6           Sale and Transfer of Securities Owned by the Corporation.  Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the Corporation and the execution and delivery on behalf of the Corporation of any and all instruments

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in writing incident to any such sale, transfer, endorsement, or assignment shall be effected by the president and the secretary, or by any officer or agent thereunto authorized by the Board of Directors.

5.7           Proxies; Voting of Securities Owned by the Corporation.  Proxies to vote with respect to stock of other Corporations owned by or standing in the name of the Corporation shall be executed and delivered on behalf of the Corporation by the president or the secretary of the Corporation or by any officer or agent authorized by the Board of Directors.

ARTICLE VI.

CERTIFICATES AND TRANSFER OF SHARES

6.1           Authority to Issue.  The Corporation may issue one or more classes or series of shares, or both, with full, limited, or no voting rights, and with such other rights, preferences, privileges, and restrictions as determined by the Board of Directors and consistent with the Articles of Incorporation.

6.2           Consideration.  Shares may be issued for such consideration as is determined from time to time by the Board of Directors, limited to any one or more of the following:

(a)           Money paid;

(b)           Labor done;

(c)           Services previously rendered to, or for the benefit of, the Corporation or to be rendered under contract with the Corporation.

(d)           Debts or securities canceled;

(e)           Tangible or intangible property actually received by the Corporation.

Neither the promissory note of the purchaser or future services shall constitute acceptable payment in full or part payment for shares of the Corporation. When such shares are issued for any consideration other than money, the Board must state by resolution its determination, in monetary terms, of the fair market value of the consideration passing to the Corporation. In absence of fraud or an established market for the shares of the Corporation, the judgment of the Board of Directors as to the value of such consideration shall be conclusive.

6.3           Stock Certificates.  Every holder of shares in the Corporation shall be entitled to have a certificate, signed by the president and the secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the Corporation, certifying the number and kind, class, or series of stock owned by him in the Corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of the president or secretary may be a facsimile.  In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate shall cease to be such officer of the Corporation, for any reason, before the delivery of such certificate by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon has not ceased to be such officer.  Certificates representing shares of the Corporation shall be in such form as provided by the statutes of the state of incorporation.  There shall be entered on the share ledger of the Corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person

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owning the stock represented thereby, the number and kind, class, or series of such stock, and the date of issuance thereof.  Every certificate exchanged or returned to the Corporation shall be marked “canceled” with the date of cancellation.

6.4           Legends. Any such certificate shall also contain such legends or other statements as may be required by §§417 and 418 of the CGCL, the Corporate Securities Law of 1968, federal or other state securities laws, and any agreement between the Corporation and the party to whom said certificate is issued.

6.5           Transfer of Shares.  Transfer of shares of the Corporation shall be made on the books of the Corporation on authorization of the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation or its transfer agent, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares.  Except as provided by law, the Corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person whether or not it or they shall have express or other notice thereof.  Subject to the provisions of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the Corporation.

6.6           Lost or Destroyed Certificates.  The Corporation may issue a new certificate for shares of the Corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the Corporation a bond in such form and amount as the Board of Directors may direct and with such surety or sureties as may be satisfactory to the Board, and to indemnify the Corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of the new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

6.7           Maintenance of Share Ledger.  A shares ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the Corporation, or at such other place as the Board of Directors shall determine, containing the names alphabetically arranged of the shareholders of the Corporation, their addresses, their interest, and all transfers thereof and the number and class of shares held by each.  Such share ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

6.8           Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the Corporation and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.  No certificate for shares shall be valid until countersigned by a transfer agent, if at the date appearing thereon the Corporation had a transfer agent for such shares, and until registered by a registrar, if at such date the Corporation had a registrar for such shares.

6.9           Closing of Transfer Books and Fixing of Record Date

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(a)           The Board of Directors shall have power to close the share ledgers of the Corporation for a period of not to exceed 60 days preceding the date of any meeting of shareholders, the date for payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital shares shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose.

(b)           In lieu of closing the share ledgers as aforesaid, the Board of Directors may fix in advance a date, not less than 10 days and not exceeding 60 days preceding the date of any meeting of shareholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or the date for obtaining the consent of the shareholders for any purpose, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, entitled to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c)           If the share ledgers shall be closed or a record date set for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for or such record date shall be set as of a date at least 10 days immediately preceding such meeting.

6.10           Uncertificated Shares. Notwithstanding Section 6.3, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under §§417, 418, and 1302 of the CGCL, and as may be required by the commissioner in administering the Corporate Securities Law of 1968, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8, commencing with §8101, of the California Commercial Code.  Any system so adopted shall not become effective as to the issued and outstanding certificated securities until the certificates for such shares have been surrendered to the Corporation.

ARTICLE VII.

ANNUAL REPORTS

7.1           Annual Reports to Shareholders.  The Board of Directors of the Corporation shall cause an annual report to be sent to the shareholders not later than 180 days after the close of the fiscal year, and at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) prior to the annual meeting of shareholders to be held during the next fiscal year. This report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation. This report shall also contain such other matters as required by §1501(b) of the CGCL, unless the Corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, and is not exempted therefrom under Section 12(g)(2) thereof. As long as the Corporation has less than 100 holders of record of its shares (determined as provided in §605 of the CGCL), the foregoing requirement of an annual report is hereby waived.

Adopted July 12 2012

ARTICLE VIII.

INSPECTION OF CORPORATE RECORDS

8.1           Records.  The Corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records, and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

8.2           Inspection of Books and Records. All books and records, provided for in §1500 of the CGCL, shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in §1600-1602 of the CGCL.

8.3           Certificate and Inspection of By-Laws.   The original of a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the Shareholders of the company, at all reasonable times during office hours, as provided in §213 of the CGCL.

ARTICLE IX.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND OTHER AGENTS

9.1           Indemnification of Officers and Directors.  The Corporation shall, to the maximum extent and in the manner permitted by the CGCL, indemnify each of its directors and officers against expenses (as defined in §317(a) of the CGCL) judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in §317(a) of the CGCL), arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Article IX., an “officer” or “director” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

9.2           Indemnification of Others.  The Corporation shall have the power, to the extent and in the manner permitted by the CGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in §317(a) of the CGCL), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in §317(a) of the CGCL), arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Article IX., an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

9.3           Payment of Expenses in Advance.  Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 9.1 or for which indemnification is permitted pursuant to Section 9.2 following authorization thereof by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or

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proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article IX.

9.4           Indemnity Not Exclusive.  The indemnification provided by this Article IX., shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.  The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

9.5           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against any such liability.

9.6           Officer and Director Contracts.  No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation and any Corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a)           the material facts of the relationship or interest are disclosed or known to the Board of Directors or committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(b)           the material facts of the relationship or interest is disclosed or known to the shareholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of shareholders called for such purpose or written consent of shareholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders); or

(c)           the contract or transaction is fair as to the Corporation at the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

9.7           Conflicts.  No indemnification or advance shall be made under this Article IX, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)           that it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

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(b)           that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

9.8           Right to Bring Suit.  With respect to any claim for indemnification allegedly required or authorized under this Article, if such claim is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the CGCL for the Corporation to indemnify the claimant for the claim.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

9.9           Indemnity Agreements.  The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article IX.

9.10           Amendment, Repeal or Modification.  Any amendment, repeal or modification of any provision of this Article IX., shall not adversely affect any right or protection of a director or agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE X.

AMENDMENTS TO BY-LAWS

10.1           By Shareholders.  New By-Laws may be adopted or these By-Laws may be repealed or amended at their annual meeting, or at any other meeting or the Shareholders called for that purpose, by a vote of Shareholders entitled to exercise a majority of the voting power of the Corporation, or by written assent of such Shareholders.

10.2           Powers of Directors.   Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1.1 of this Article X., the Articles of Incorporation and the limitations of §204(a) (5) and §212 of the CGCL, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law amendment thereof changing the authorized number of Directors.

10.3   Record of Amendment. Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

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CERTIFICATE OF SECRETARY

           The undersigned does hereby certify that he is the secretary of Omnitek Engineering Corp., a Corporation duly organized and existing under and by virtue of the laws of the State of California; that the above and foregoing By-laws of said Corporation were duly adopted by the Board of Directors of the Corporation and by the Shareholders of the Corporation, and that the above and foregoing By-laws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

Effective as of: July 12, 2012                                                             /s/ Werner Funk
Werner Funk - Secretary

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